Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statements (No. 333-280364, No.333-279453, No. 333-276029, No. 333-258601, No. 333-256824, and No. 333-236012) on Form S-8 and registration statements (No. 333-257493 and No.333-251452) on Form S-3 of our reports dated February 24, 2026, with respect to the consolidated financial statements of AdaptHealth Corp. and the effectiveness of internal control over financial reporting.

/s/ KPMG LLP

Philadelphia, Pennsylvania

February 24, 2026